Exhibit 99.1

Signature Page

TARHEEL INVESTORS III L.P.		10/15/2026
By: Tarheel Investors III GP LLC, its general partner

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

TARHEEL INVESTORS III GP LLC		10/15/2026

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

KKR NORTH AMERICA FUND XIV SCSP		10/15/2026
By: KKR Associates North America XIV SCSp, its general partner
By: KKR North America XIV S.à r.l., its general partner

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney

KKR ASSOCIATES NORTH AMERICA XIV SCSP		10/15/2026
By: KKR North America XIV S.à r.l., its general partner

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney

KKR NORTH AMERICA XIV S.À R.L.		10/15/2026

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney

KKR ASSOCIATES GROUP L.P.		10/15/2026
By: KKR Associates Group GP LLC, its general partner

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR ASSOCIATES GROUP GP LLC		10/15/2026

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary